UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2019

GLOBAL BRASS AND COPPER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

475 N. Martingale Road Suite 1050 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)

(847) 240-4700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 9, 2019, Global Brass and Copper Holdings, Inc., a Delaware corporation (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) to consider proposals related to the Agreement and Plan of Merger, dated as of April 9, 2019 (the “Merger Agreement”), by and among the Company, Wieland Holdings, Inc., an Illinois corporation (“Parent”), Elephant Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) and Wieland-Werke Aktiengesellschaft, a German stock corporation (“Parent Holdco”), providing for Merger Sub to merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned, indirect subsidiary of Parent Holdco.

A total of 16,539,736 shares of the Company’s common stock were voted in person or by proxy, representing approximately 75.34% of the Company’s common stock entitled to be voted, which constituted a quorum to conduct business at the Special Meeting.

Holders of the Company’s common stock considered, and a majority approved, a proposal to adopt the Merger Agreement. Holders of the Company’s common stock considered, and a majority present in person or represented by proxy and entitled to vote on the compensation proposal, did not approve, a non-binding, advisory proposal on certain compensation that may be paid to or become payable to the Company’s named executive officers in connection with the consummation of the transactions contemplated by the Merger Agreement, as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 29, 2019.

As the Company received the requisite approval from its stockholders to adopt the Merger Agreement, no vote was taken on the proposal to adjourn the Special Meeting to solicit additional proxies. Assuming the continued satisfaction of all conditions to the closing of the Merger, the Merger is expected to close on or about July 16, 2019.

The final voting results of the stockholders vote at the Special Meeting are set forth below:

Proposal 1: Adoption of the Merger Agreement
	For	Against	Abstain
Total	16,472,717	2,010	65,009

Proposal 2: Advisory (Non-binding) Vote on Compensation
	For	Against	Abstain
Total	7,702,515	8,749,940	87,281

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

Date: July 9, 2019	By:	/s/ Christopher J. Kodosky
Christopher J. Kodosky
Chief Financial Officer